UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Zurvita Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-145898	26-0531863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 110
Houston, Texas 77024
 (Address of principal executive offices and Zip Code)
___________________

713-464-5002
 (Registrant’s telephone number, including area code)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone:  (212) 930-9700
Fax:  (212) 930-9725

Not Applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Information contained in this Current Report on Form 8-K of  Zurvita Holdings, Inc., a Delaware corporation (the “Company”), other than historical information, may be considered “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended July 31, 2010 filed with the SEC on December 7, 2010, not all of which are known to the Company.  If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01  Entry Into a Material Definitive Agreement

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011, Zurvita Holdings, Inc. (the “Company”) entered into an oral agreement with an accredited investor (the “Investor”), subject to further negotiations, to sell to the Investor certain securities, including but not limited to convertible preferred stock and warrants to purchase common stock of the Company (the “Private Placement Securities”). The purchase price of the Private Placement Securities was expected to be $1.5 million, which funds were received from Investor on August 8, 2011.

On December 6, 2011, the Company and the Investor agreed in increase the total purchase price of the Private Placement Securities by $1.3 million, which increase in purchase price is anticipated to have a proportionate increase in the amount of the Private Placement Securities to be sold to the Investor.  The additional purchase price was received from the Investor on December 6, 2011.

A Preferred Stock purchase agreement and other related transaction documents (the “Transaction Documents”) are in the process of being negotiated with Investor and, accordingly, have not been executed at this time.  The Private Placement Securities will be issued to Investor upon the execution of the Transaction Documents.

The foregoing is not a complete summary of the expected terms of the private placement described in this Item 1.01.

Item 3.02  Unregistered Sale of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZURVITA HOLDINGS, INC.

Dated: December 13, 2011	By:	/s/ Jason Post
Jason Post, Chief Financial Officer